                                                                    EXHIBIT 11.1

            STATEMENT RE: COMPUTATION OF NET INCOME (LOSS) PER SHARE

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
                                                               THREE MONTHS ENDED
                               YEAR ENDED DECEMBER 31,              MARCH 31,
                             1993       1994        1995         1995        1996
                          ---------- ----------  -----------  ----------  ----------
                                                                   (UNAUDITED)
PRIMARY EARNINGS PER
 SHARE:
  Weighted average shares
   outstanding...........  3,256,608  3,246,886    4,908,117   3,263,350   7,527,314
  SAB No. 83 shares--for
   stock options granted
   at exercise prices
   less than the 12
   months preceding the
   initial public offer-
   ing using the treasury
   method................    115,524    115,524       68,048     115,524         --
                          ---------- ----------  -----------  ----------  ----------
                           3,372,132  3,362,410    4,976,165   3,378,874   7,527,314
                          ========== ==========  ===========  ==========  ==========
Net income (loss)........ $      563 $ (334,068) $(7,657,778) $ (300,437) $ (281,349)
                          ========== ==========  ===========  ==========  ==========
Net income (loss) per
 share................... $     0.00 $    (0.10) $     (1.54) $    (0.09) $    (0.04)
                          ========== ==========  ===========  ==========  ==========
FULLY DILUTED EARNINGS
 PER SHARE:
  Weighted average shares
   outstanding...........  3,256,608  3,246,886    4,908,117   3,263,350   7,527,314
  SAB No. 83 shares--for
   stock options granted
   at exercise prices
   less than the 12
   months preceding the
   initial public offer-
   ing using the treasury
   method................    115,524    115,524       68,048     115,524         --
  Additional shares from
   the conversion of all
   series of convertible
   preferred stock.......        --     591,050      628,304   1,066,656         --
                          ---------- ----------  -----------  ----------  ----------
                           3,372,132  3,953,460    5,604,469   4,445,530   7,527,314
                          ========== ==========  ===========  ==========  ==========
Net income (loss)........ $      563 $ (334,068) $(7,657,778) $ (300,437) $ (281,349)
                          ========== ==========  ===========  ==========  ==========
Net income (loss) per
 share....................$     0.00 $    (0.08) $     (1.37) $    (0.07) $    (0.04)
                          ========== ==========  ===========  ==========  ==========
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